Exhibit 99.6

VOTE BY TELEPHONE OR INTERNET QUICK *** EASY *** IMMEDIATE

Marshall & Ilsley Corporation

Voting by telephone or Internet is quick, easy and immediate. As a Marshall & Ilsley Corporation shareholder, voting your shares electronically through the Internet or by telephone eliminates the need to return the proxy card. An electronic or telephonic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on .

Voting by Internet www.continentalstock.com

Have this proxy card available when accessing the above website. You will be prompted to complete an electronic ballot.

Voting by Telephone 1 (866) 894-0537

Use any touch-tone telephone to vote. Have your proxy card available and follow the instructions provided.

PLEASE DO NOT RETURN THE CARD BELOW IF YOU ARE VOTING ELECTRONICALLY OR BY TELEPHONE.

Voting by Mail

Mark, sign and date the proxy card below, detach it and return it in the postage-paid envelope provided.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” EACH PROPOSAL. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Please mark your votes like this

1. PROPOSAL TO APPROVE AND ADOPT THE INVESTMENT AGREEMENT, DATED AS OF APRIL 3, 2007, AMONG MARSHALL & ILSLEY, METAVANTE CORPORATION, METAVANTE HOLDING COMPANY, MONTANA MERGER SUB INC., AND WPM L.P., AND THE TRANSACTIONS CONTEMPLATED BY THE INVESTMENT AGREEMENT, INCLUDING THE HOLDING COMPANY MERGER AND THE NEW METAVANTE SHARE ISSUANCE.

FOR AGAINST ABSTAIN

2. PROPOSAL TO APPROVE ANY ADJOURNMENTS OF THE SPECIAL MEETING FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE SPECIAL MEETING TO APPROVE AND ADOPT THE INVESTMENT AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE INVESTMENT AGREEMENT, INCLUDING THE HOLDING COMPANY MERGER AND THE NEW METAVANTE SHARE ISSUANCE, AND ANY ADJOURNMENTS OF THE SPECIAL MEETING FOR ANY OTHER PURPOSE.

FOR AGAINST ABSTAIN

Label Area 4” x 1 1/2”

No proxy voted against the proposal to approve and adopt the investment agreement and the transactions contemplated by the investment agreement will be voted in favor of any proposal to adjourn or postpone the special meeting for the purpose of soliciting additional proxies, unless specifically so designated on the proxy.

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO CONSIDER AND VOTE UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS OF THE SPECIAL MEETING.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature Signature Date

NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or another authorized officer. If a partnership, please sign in partnership name by an authorized person.

Marshall & Ilsley Corporation

Special Meeting of Shareholders

,2007 CST

Enjoy the convenience of Electronic Delivery!

M&Is shareholders have the option of receiving shareholder communications, such as proxy statement/prospectus–information statement, electronically via the Internet instead of by mail. Electronic delivery of shareholder materials not only saves on printing and mailing costs, but also provides convenient online access to M&I’s shareholder materials. For more information, or to sign up for electronic distribution of shareholder materials, go to www.micorp.com and click Shareholder Information.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS MARSHALL & ILSLEY CORPORATION

The undersigned appoints Mark F. Furlong and Randall J. Erickson, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Marshall & Ilsley Corporation held of record by the undersigned at the close of business on , 2007 at the Special Meeting of Shareholders of

Marshall & Ilsley Corporation to be held on , 2007 or at any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)